EMPIRE STATE
REALTY TRUST

JUNE 2026 **SUPPLEMENTAL OPERATING AND FINANCIAL DATA**

2026

Second Quarter 2026

Forward-looking Statements
This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and can generally be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “estimate,” “may,” “will,” “should,” “would,” and similar expressions.
Forward-looking statements are based on our current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others: economic and market conditions (including the impact of catastrophic events, pandemics, extreme weather, terrorism, armed hostilities, cybersecurity threats and other technology disruptions); increased costs due to tariffs or other economic factors; changes in the New York City office, retail, multifamily and tourism markets (including changes in the use of office space and remote work); leasing activity, tenant defaults, early terminations and renewals, occupancy levels and rental rates; performance of the Observatory (including tourism levels, currency and geopolitical impacts, weather and competition); interest rate volatility and capital markets conditions, including our ability to refinance, restructure or extend indebtedness; real estate valuation declines and potential impairment charges; our ability to execute capital projects and complete acquisitions on acceptable terms; risks relating to governmental regulation, environmental and climate-related requirements (including Local Law 97), and our ability to achieve sustainability goals and metrics; risks relating to our ground leases; our ability to maintain our qualification as a REIT; potential taxable gain arising from transactions structured to qualify under Section 1031; legal proceedings; and risks relating to our disclosure controls and internal control over financial reporting. For a discussion of these and other factors, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2025 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this presentation. We undertake no obligation to update or revise any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Second Quarter 2026
Supplemental Definitions

Funds From Operations
We compute Funds From Operations ("FFO") in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-off of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.
Modified Funds From Operations
Modified Funds From Operations ("Modified FFO") adds back an adjustment for any below-market ground lease amortization to traditionally defined FFO. We believe this is a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.
Core Funds From Operations
Core Funds From Operations ("Core FFO") adds back to Modified FFO the following items: loss on early extinguishment of debt, acquisition expenses, severance expenses, IPO litigation expense, goodwill impairment charge and interest expense associated with property in receivership. The Company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
Core Funds Available for Distribution
In addition to Core FFO, we present Core Funds Available for Distribution ("Core FAD") by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses, amortization of loss on interest rate derivative and (ii) deducting straight-line rent, amortization of debt premiums and above/below market rent revenue, and recurring capital improvements such as second generation leasing commissions, tenant improvements, prebuilts, capital expenditures and furniture, fixtures & equipment. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.
Net Operating Income and Property Cash NOI
Net Operating Income ("NOI") is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by: (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt, impairment charges and loss from derivative financial instruments, or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from NOI because it is specific to the particular financing capabilities and constraints of the owner and is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office, retail or multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly-timed purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. In some cases, the Company also presents (1) Property Cash NOI, which excludes Observatory NOI and the effects of straight-line rent, fair value lease revenue, and straight-line ground rent expense adjustment, and (2) Property Cash NOI excluding lease termination fees. Property Cash NOI is presented solely as a supplemental disclosure that management believes allows investors to compare NOI performance across periods without taking into account the effect of certain non-cash rental revenues and straight-line ground rent expense adjustment. Similar to depreciation and amortization expense, fair value lease revenues, because of historical cost accounting, may distort operating performance measures at the property level. Additionally, presenting NOI excluding the impact of straight-line rent and straight-line ground rent expense adjustment provides investors with an alternative view of operating performance at the property level that more closely reflects net cash generated in the portfolio. Presenting Property Cash NOI excluding lease termination fees provides investors with additional information that allows them to compare operating performance between periods without taking into account termination fees, which can distort the results for any given period because they generally represent multiple months or years of a tenant’s rental obligations that are paid in a lump sum in connection with a negotiated early termination of the tenant’s lease and are not reflective of the core ongoing operating performance of the Company’s portfolio. However, the usefulness of NOI, Property Cash NOI, and Property Cash NOI excluding lease termination fees is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI and Property Cash NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI and Property Cash NOI are measurements of the operating performance of our properties but do not measure our performance as a whole. These metrics therefore are not substitutes for net income as computed in accordance with GAAP. These measures should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI, Property Cash NOI or similarly titled measures and, accordingly, our measures may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

Second Quarter 2026
Supplemental Definitions

Same Store
In the Company’s analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were owned by the Company throughout each period presented. The Company refers to properties acquired prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented as “Same Store”. Same Store therefore excludes properties acquired after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store. The Company’s definition of Same Store also excludes properties held-for-sale or those which we otherwise expect to dispose of in the subsequent quarter and properties placed in receivership. For mixed-use properties, all same store property NOI is represented in the property category that comprises the majority of that mixed-use property's NOI. As of June 30, 2026, Same Store excludes 86-90 North Sixth Street, which was acquired in June 2025, 41-55 North Sixth Street, which was acquired in March 2026, 130 Mercer, SoHo, NY, which was acquired in December 2025, Metro Center, Stamford, CT, which was disposed in December 2025, and 250 West 57th Street, which was disposed in June 2026. Prior period Same Store NOI has been adjusted to reflect properties added to or removed from Same Store in the current period as a result of the Company’s acquisition and disposition activity, as applicable.
EBITDA and Adjusted EBITDA
We compute EBITDA as net income plus interest expense, interest expense associated with property in receivership, income taxes and depreciation and amortization. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of its financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For Adjusted EBITDA, we add back impairment charges, goodwill impairment charge and (gain) loss on disposition of property.
Net Debt to Adjusted EBITDA
We compute Net Debt to Adjusted EBITDA as gross debt less cash and cash equivalents divided by the trailing twelve months Adjusted EBITDA, excluding the trailing twelve months Adjusted EBITDA attributable to properties disposed of in the trailing twelve months, and including an implied annualized Adjusted EBITDA for properties acquired in the trailing twelve months that were financed, in whole or in part, with indebtedness, derived from its purchase price and asset value calculated in accordance with our credit facility agreement. The Company believes that the presentation of Net Debt to Adjusted EBITDA provides useful information to investors because the Company reviews Net Debt to Adjusted EBITDA as part of the management of its overall financial flexibility, capital structure and leverage based on its percentage ownership interest in all of its assets.

Second Quarter 2026

COMPANY PROFILE
Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observation Deck. The Company is a recognized leader in energy efficiency and indoor environmental quality.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
Steven J. Gilbert	Director, Lead Independent Director, Chair of the Compensation Committee
S. Michael Giliberto	Director
Patricia S. Han	Director
Grant H. Hill	Director
R. Paige Hood	Director, Chair of the Finance Committee
George L. W. Malkin	Director
James D. Robinson IV	Director, Chair of the Nominating and Corporate Governance Committee
Christina Van Tassell	Director, Chair of the Audit Committee
Hannah Yang	Director

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
Christina Chiu	President
Steve Horn	Executive Vice President, Chief Financial Officer

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	IR@esrtreit.com	Trading Symbol: ESRT
New York, NY 10120
www.esrtreit.com
(212) 687-8700

RESEARCH COVERAGE

BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Citi	Seth Bergey	(212) 816-2066	seth.bergey@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Dylan Burzinski	(949) 640-8780	dburzinski@greenstreetadvisors.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com
Wolfe Research	Ally Yaseen	(646) 582-9253	ayaseen@wolferesearch.com

Second Quarter 2026
Consolidated Balance Sheet
(unaudited and dollars in thousands)

Assets	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Real estate properties, at cost	$4,476,248	$4,267,420	$4,205,907	$3,940,755	$3,903,950
Less: accumulated depreciation	(1,335,719)	(1,400,827)	(1,366,829)	(1,381,726)	(1,341,144)
Real estate properties, net	3,140,529	2,866,593	2,839,078	2,559,029	2,562,806
Cash and cash equivalents	85,605	68,820	132,657	154,113	94,643
Restricted cash	42,612	37,326	33,854	43,642	42,084
Tenant and other receivables	21,270	23,667	22,063	27,416	28,124
Deferred rent receivables	257,072	261,275	255,270	259,070	255,272
Prepaid expenses and other assets	100,394	62,849	93,355	58,679	85,083
Deferred costs, net	258,166	262,212	267,682	177,307	181,694
Right of use assets, including below-market ground leases, net	42,084	331,503	333,523	335,544	337,565
Goodwill	325,366	491,479	491,479	491,479	491,479
Total assets	$4,273,098	$4,405,724	$4,468,961	$4,106,279	$4,078,750

Liabilities and Equity
Mortgage notes payable, net	$443,102	$621,392	$619,269	$691,046	$691,440
Senior unsecured notes, net	1,271,149	1,270,909	1,270,668	1,097,498	1,097,355
Unsecured term loan facility, net	337,125	336,972	336,794	268,959	268,883
Unsecured revolving credit facility	175,000	90,000	145,000	—	—
Accounts payable and accrued expenses	132,224	111,918	120,150	111,732	104,315
Acquired below-market leases, net	36,425	37,948	39,767	15,875	17,081
Ground lease liabilities	1,063	27,882	27,944	28,007	28,070
Deferred revenue and other liabilities	50,352	57,601	59,901	64,191	55,343
Tenants' security deposits	36,949	26,964	27,276	30,751	27,015
Total liabilities	2,483,389	2,581,586	2,646,769	2,308,059	2,289,502
Total equity	1,789,709	1,824,138	1,822,192	1,798,220	1,789,248
Total liabilities and equity	$4,273,098	$4,405,724	$4,468,961	$4,106,279	$4,078,750

Second Quarter 2026
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Revenues
Rental revenue (1)	$165,166	$166,105	$159,721	$158,410	$153,540
Observatory revenue	24,225	18,510	35,232	36,037	33,899
Lease termination fees	—	1,356	—	—	464
Third-party management and other fees	268	277	240	404	408
Other revenue and fees	7,240	4,077	4,031	2,879	2,939
Total revenues	196,899	190,325	199,224	197,730	191,250
Operating expenses
Property operating expenses	47,774	47,744	47,817	46,957	44,880
Ground rent expenses	1,506	2,331	2,332	2,331	2,332
General and administrative expenses	25,123	18,093	18,474	18,743	18,685
Observatory expenses	11,795	7,868	10,787	9,510	9,822
Real estate taxes	32,912	34,613	33,842	33,241	32,607
Goodwill impairment charge	166,113	—	—	—	—
Depreciation and amortization	50,389	50,219	50,566	47,615	47,802
Total operating expenses	335,612	160,868	163,818	158,397	156,128
Total operating income (loss)	(138,713)	29,457	35,406	39,333	35,122
Other income (expense)
Interest income	1,575	613	1,949	1,146	1,867
Interest expense	(27,805)	(28,137)	(25,880)	(25,189)	(25,126)
Loss on early extinguishment of debt	—	—	(97)	—	—
Gain on disposition of property	124,622	—	21,848	—	—
Income (Loss) before income taxes	(40,321)	1,933	33,226	15,290	11,863
Income tax (expense) benefit	767	1,062	(1,054)	(1,645)	(478)
Net income (loss)	(39,554)	2,995	32,172	13,645	11,385
Non-controlling interests in the Operating Partnership	14,782	(710)	(11,446)	(4,610)	(3,815)
Private perpetual preferred unit distributions	(1,051)	(1,050)	(1,050)	(1,050)	(1,051)
Net income (loss) attributable to common stockholders	$(25,823)	$1,235	$19,676	$7,985	$6,519

Weighted average common shares outstanding
Basic	171,039	170,673	168,693	169,250	168,368
Diluted	268,947	269,348	270,328	270,357	269,951

Earnings per share attributable to common stockholders
Basic	$(0.15)	$0.01	$0.12	$0.05	$0.04
Diluted	$(0.15)	$0.01	$0.12	$0.05	$0.04

Dividends per share	$0.035	$0.035	$0.035	$0.035	$0.035
Note:
(1) The following table reflects the components of rental revenue:

	Three Months Ended
Rental Revenue	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Base rent	$142,888	$144,296	$138,956	$136,371	$133,987
Billed tenant expense reimbursement	22,278	21,809	20,765	22,039	19,553
Total rental revenue	$165,166	$166,105	$159,721	$158,410	$153,540
The preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

Second Quarter 2026
FFO, Modified FFO, Core FFO, Core FAD and EBITDA
(unaudited and in thousands, except per share amounts)

	Three Months Ended
Reconciliation of Net Income (Loss) to FFO, Modified FFO, and Core FFO	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net Income (loss)	$(39,554)	$2,995	$32,172	$13,645	$11,385
Preferred unit distributions	(1,051)	(1,050)	(1,050)	(1,050)	(1,051)
Real estate depreciation and amortization	49,463	49,292	49,689	46,741	46,921
Gain on disposition of property	(124,622)	—	(21,848)	—	—
FFO attributable to common stockholders and the Operating Partnership	(115,764)	51,237	58,963	59,336	57,255
Amortization of below-market ground lease	1,249	1,958	1,958	1,957	1,958
Modified FFO attributable to common stockholders and the Operating Partnership	(114,515)	53,195	60,921	61,293	59,213
Severance expenses(1)	5,536	—	—	—	—
Loss on early extinguishment of debt	—	—	97	—	—
Goodwill impairment charge	166,113	—	—	—	—
IPO litigation expense(1)	—	—	632	—	—
Core FFO attributable to common stockholders and the Operating Partnership	$57,134	$53,195	$61,650	$61,293	$59,213

Total weighted average shares and Operating Partnership units
Basic	268,947	268,792	266,825	266,963	266,899
Diluted	268,947	269,348	270,328	270,357	269,951

FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$(0.43)	$0.19	$0.22	$0.22	$0.21
Diluted	$(0.43)	$0.19	$0.22	$0.22	$0.21

Modified FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$(0.43)	$0.20	$0.23	$0.23	$0.22
Diluted	$(0.43)	$0.20	$0.23	$0.23	$0.22
Core FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.21	$0.20	$0.23	$0.23	$0.22
Diluted	$0.21	$0.20	$0.23	$0.23	$0.22
(1) Included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Reconciliation of Core FFO to Core FAD
Core FFO	$57,134	$53,195	$61,650	$61,293	$59,213
Add:
Amortization of deferred financing costs	1,111	1,262	1,172	1,082	1,080
Non-real estate depreciation and amortization	926	927	877	874	880
Amortization of non-cash compensation expense	7,755	5,872	6,807	6,484	6,900
Amortization of loss on interest rate derivative	1,311	1,385	1,386	1,385	1,386
Deduct:
Straight-line rental revenues, above/below market rent, and other non-cash adjustments	(13,044)	(8,201)	(5,380)	(5,832)	(4,913)
Corporate capital expenditures	(210)	(264)	(772)	(218)	(234)
Tenant improvements - second generation	(24,720)	(13,159)	(21,406)	(15,979)	(36,890)
Building improvements - second generation	(2,676)	(4,765)	(4,704)	(5,571)	(7,868)
Leasing commissions - second generation	(11,435)	(3,722)	(8,730)	(3,144)	(7,605)
Core FAD	$16,152	$32,530	$30,900	$40,374	$11,949

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
Net income (loss)	$(39,554)	$2,995	$32,172	$13,645	$11,385
Interest expense	27,805	28,137	25,880	25,189	25,126
Income tax expense (benefit)	(767)	(1,062)	1,054	1,645	478
Depreciation and amortization	50,389	50,219	50,566	47,615	47,802
EBITDA	37,873	80,289	109,672	88,094	84,791
Gain on disposition of property	(124,622)	—	(21,848)	—	—
Goodwill impairment charge	166,113	—	—	—	—
Adjusted EBITDA	$79,364	$80,289	$87,824	$88,094	$84,791

Second Quarter 2026
Highlights
(unaudited and dollars and shares in thousands, except per share amounts)

	Three Months Ended
Office and Retail Metrics:	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total rentable square footage(1)	7,801,494	8,340,647	8,324,766	8,603,750	8,611,559
Percent occupied (1)(2)	89.4%	88.2%	90.3%	90.0%	89.2%
Percent leased (1)(3)	94.9%	93.2%	93.6%	92.6%	93.1%
Multifamily Metrics:
Total number of units	743	743	743	743	743
Percent occupied	97.7%	96.4%	97.8%	98.6%	98.6%

Same Store Property Cash Net Operating Income (NOI) - excluding lease termination fees:
Office portfolio	$59,621	$58,752	$59,544	$59,200	$58,091
Retail portfolio	4,588	4,516	4,338	4,136	3,950
Multifamily portfolio	5,217	5,068	5,128	5,284	5,173
Total Same Store Property Cash NOI, excluding lease termination fees	$69,426	$68,336	$69,010	$68,620	$67,214
Observatory Metrics:
Observatory NOI, excluding intercompany rent	$12,430	$10,642	$24,445	$26,527	$24,077
Number of visitors (4)	450,000	350,000	618,000	648,000	629,000
Change in visitors year-over-year	(28.5)%	(18.2)%	(13.9)%	(10.9)%	(2.9)%
Ratios:
Debt to Total Market Capitalization (5)	58.0%	60.0%	55.7%	48.2%	46.9%
Net Debt to Total Market Capitalization (5)	57.1%	59.2%	54.3%	46.3%	45.8%
Debt and Perpetual Preferred Units to Total Market Capitalization (5)	60.3%	62.2%	57.8%	50.3%	49.0%
Net Debt and Perpetual Preferred Units to Total Market Capitalization (5)	59.4%	61.6%	56.4%	48.5%	47.8%
Debt to Adjusted EBITDA (6)	6.8x	6.5x	6.7x	6.0x	5.8x
Net Debt to Adjusted EBITDA (6)	6.6x	6.3x	6.3x	5.6x	5.6x
Core FFO Payout Ratio (7)	17%	18%	16%	16%	16%
Core FAD Payout Ratio (8)	60%	30%	32%	24%	82%
Core FFO per share - diluted	$0.21	$0.20	$0.23	$0.23	$0.22
Diluted weighted average shares	268,947	269,348	270,328	270,357	269,951
Class A common stock price at quarter end	$5.41	$5.20	$6.52	$7.66	$8.09
Dividends declared and paid per share	$0.035	$0.035	$0.035	$0.035	$0.035
Dividends per share - annualized	$0.14	$0.14	$0.14	$0.14	$0.14
Dividend yield (9)	2.6%	2.7%	2.1%	1.8%	1.7%
Series 2014 Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560	1,560	1,560	1,560	1,560
Series 2019 Private Perpetual Preferred Units outstanding ($13.52 liquidation value)	4,664	4,664	4,664	4,664	4,664
Class A common stock	171,790	171,089	169,523	168,970	168,301
Class B common stock (10)	968	970	972	972	975
Operating partnership units	110,470	110,971	107,225	108,674	109,308
Total common stock and operating partnership units outstanding (11)	283,228	283,030	277,720	278,616	278,584
Notes:
(1) Rentable square footage, percent occupied, and percent leased excludes approximately 15,000 square feet of space under redevelopment related to the June 2025 acquisition of 86-90 North 6th Street, approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, which is under redevelopment, and approximately 22,000 square feet related to the March 2026 acquisition of 41-55 North 6th Street, which is newly constructed and currently vacant.
(2) Based on leases signed and commenced as of end of period. Percent occupied excludes storage and broadcasting space.
(3) Represents occupancy and includes signed leases not commenced. Percent leased excludes storage and broadcasting space.
(4) Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(5) Market capitalization represents the sum of (i) Company's common stock per share price as of period end multiplied by the total outstanding number of shares of common stock and operating partnership units as of period end, (ii) the number of Series 2014 perpetual preferred units at period end multiplied by $16.62, (iii) the number of Series 2019 perpetual preferred units at period end multiplied by $13.52, and (iv) our outstanding indebtedness as of period end.
(6) Calculated based on trailing twelve months Adjusted EBITDA, excluding the trailing twelve months Adjusted EBITDA attributable to properties disposed of in the trailing twelve months, and including an implied annualized Adjusted EBITDA for properties acquired in the trailing twelve months that were financed, in whole or in part, with indebtedness, derived from its purchase price and asset value calculated in accordance with our credit facility agreement.
(7) Represents the amount of Core FFO paid out in distributions.
(8) Quarterly Core FAD may fluctuate significantly due to the timing of capital expenditures and leasing commission costs.
(9) Based on the closing price per share of Class A common stock as of the period end.
(10) We have two classes of common stock as a means to give our OP Unit holders voting rights in the public company that correspond to their economic interest in the combined entity. A one-time option was created at our formation transactions for any pre-IPO OP Unit holder to exchange one OP Unit out of every 50 OP Units they owned for one Class B share, and such Class B share carries 50 votes to the extent such holder continues to hold 49 OP units for every Class B share.
(11) Represents fully diluted common stock and operating partnership units as it includes unvested restricted stock and unvested LTIP units.

Second Quarter 2026
Property Summary - Same Store NOI
(unaudited and dollars in thousands)

	Three Months Ended					Six Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Same Store Portfolio(1)
Revenues	$155,724	$150,725	$149,858	$148,144	$143,182	$306,449	$287,402
Operating expenses	(76,620)	(78,618)	(77,478)	(75,412)	(72,987)	(155,238)	(148,232)
Same store property NOI	79,104	72,107	72,380	72,732	70,195	151,211	139,170
Straight-line rent	(10,513)	(5,113)	(4,506)	(5,249)	(4,100)	(15,626)	(9,570)
Above/below-market rent revenue amortization	(414)	(616)	(822)	(821)	(839)	(1,030)	(1,638)
Below-market ground lease amortization	1,249	1,958	1,958	1,958	1,958	3,207	3,916
Total same store property cash NOI - excluding lease termination fees	$69,426	$68,336	$69,010	$68,620	$67,214	$137,762	$131,878

Percent change over prior year	3.3%	5.7%	2.5%	2.3%	(2.7)%	4.5%	(1.2)%

Total same store property cash NOI - excluding lease termination fees	$69,426	$68,336	$69,010	$68,620	$67,214	$137,762	$131,878
Lease termination fees	—	1,356	—	—	464	1,356	464
Total same store property cash NOI	$69,426	$69,692	$69,010	$68,620	$67,678	$139,118	$132,342

Same Store Office(1),(2)
Revenues	$138,479	$133,634	$132,409	$131,092	$126,230	$272,113	$253,540
Operating expenses	(69,584)	(71,671)	(70,257)	(68,479)	(66,128)	(141,255)	(134,140)
Same store property NOI	68,895	61,963	62,152	62,613	60,102	130,858	119,400
Straight-line rent	(10,220)	(4,696)	(3,955)	(4,761)	(3,340)	(14,916)	(8,124)
Above/below-market rent revenue amortization	(303)	(473)	(611)	(610)	(629)	(776)	(1,216)
Below-market ground lease amortization	1,249	1,958	1,958	1,958	1,958	3,207	3,916
Total same store property cash NOI - excluding lease termination fees	59,621	58,752	59,544	59,200	58,091	118,373	113,976
Lease termination fees	—	1,356	—	—	464	1,356	464
Total same store property cash NOI	$59,621	$60,108	$59,544	$59,200	$58,555	$119,729	$114,440

Same Store Retail(1)
Revenues	$7,299	$7,149	$7,294	$6,972	$7,106	$14,448	$14,370
Operating expenses	(2,277)	(2,046)	(2,200)	(2,147)	(2,194)	(4,323)	(4,434)
Same store property NOI	5,022	5,103	5,094	4,825	4,912	10,125	9,936
Straight-line rent	(271)	(388)	(487)	(420)	(693)	(659)	(1,312)
Above/below-market rent revenue amortization	(163)	(199)	(269)	(269)	(269)	(362)	(538)
Below-market ground lease amortization	—	—	—	—	—	—	—
Total same store property cash NOI - excluding lease termination fees	4,588	4,516	4,338	4,136	3,950	9,104	8,086
Total same store property cash NOI	$4,588	$4,516	$4,338	$4,136	$3,950	$9,104	$8,086

Same Store Multifamily(1),(3)
Revenues	$9,946	$9,942	$10,155	$10,080	$9,846	$19,888	$19,492
Operating expenses	(4,759)	(4,901)	(5,021)	(4,786)	(4,665)	(9,660)	(9,658)
Same store property NOI	5,187	5,041	5,134	5,294	5,181	10,228	9,834
Straight-line rent	(22)	(29)	(64)	(68)	(67)	(51)	(134)
Above/below-market rent revenue amortization	52	56	58	58	59	108	116
Below-market ground lease amortization	—	—	—	—	—	—	—
Total same store property cash NOI - excluding lease termination fees	5,217	5,068	5,128	5,284	5,173	10,285	9,816
Total same store property cash NOI	$5,217	$5,068	$5,128	$5,284	$5,173	$10,285	$9,816
Notes:
(1) Revenues include the same-store portion of Rental revenue and Other revenue and fees. Operating expenses include the same-store portion of Property operating expenses, Ground rent expenses, and Real estate taxes.
(2) Includes 409,281 rentable square feet of retail space in eight of the Company’s Same Store office properties.
(3) Includes 25,887 rentable square feet of retail space in the Company’s multifamily properties.

Second Quarter 2026
Same Store NOI
(unaudited and dollars in thousands)

	Three Months Ended					Six Months Ended
Reconciliation of Net Income (Loss) to Cash NOI and Same Store Cash NOI	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Net income (loss)	$(39,554)	$2,995	$32,172	$13,645	$11,385	$(36,559)	$27,163
Add:
General and administrative expenses	25,123	18,093	18,474	18,743	18,685	43,216	35,625
Depreciation and amortization	50,389	50,219	50,566	47,615	47,802	100,608	96,581
Interest expense	27,805	28,137	25,880	25,189	25,126	55,942	52,064
Interest expense associated with property in receivership	—	—	—	—	—	—	647
Loss on early extinguishment of debt	—	—	97	—	—	—	—
Goodwill impairment charge	166,113	—	—	—	—	166,113	—
Income tax expense (benefit)	(767)	(1,062)	1,054	1,645	478	(1,829)	(141)
Less:
Gain on disposition of property	(124,622)	—	(21,848)	—	—	(124,622)	(13,170)
Third-party management and other fees	(268)	(277)	(240)	(404)	(408)	(545)	(839)
Interest income	(1,575)	(613)	(1,949)	(1,146)	(1,867)	(2,188)	(5,653)
Net operating income	102,644	97,492	104,206	105,287	101,201	200,136	192,277
Straight-line rent	(12,340)	(7,209)	(4,320)	(4,688)	(3,748)	(19,549)	(9,031)
Above/below-market rent revenue amortization	(384)	(670)	(737)	(821)	(840)	(1,054)	(1,638)
Below-market ground lease amortization	1,249	1,958	1,958	1,957	1,958	3,207	3,916
Total cash NOI - including Observatory and lease termination fees	91,169	91,571	101,107	101,735	98,571	182,740	185,524
Less: Observatory NOI, excluding intercompany rent	(12,430)	(10,642)	(24,445)	(26,527)	(24,077)	(23,072)	(39,120)
Less: cash NOI from non-Same Store properties	(9,313)	(11,237)	(7,652)	(6,588)	(6,816)	(20,550)	(14,062)
Total Same Store property cash NOI - including lease termination fees	69,426	69,692	69,010	68,620	67,678	139,118	132,342
Less: Lease termination fees	—	(1,356)	—	—	(464)	(1,356)	(464)
Total Same Store property cash NOI - excluding Observatory and lease termination fees	$69,426	$68,336	$69,010	$68,620	$67,214	$137,762	$131,878

Second Quarter 2026
Property Summary - Leasing Activity by Quarter
(unaudited)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total Office and Retail Portfolio(1)
Total leases executed	21	11	27	16	22
Weighted average lease term	9.7 years	12.2 years	6.7 years	8.1 years	9.9 years
Average free rent period	9.5 months	13.9 months	2.9 months	6.0 months	7.6 months

Office
Total square footage executed	363,968	90,687	333,451	71,859	221,776
Average starting cash rent psf - leases executed	$72.75	$59.46	$73.63	$69.97	$71.21
Previously escalated cash rents psf	$61.75	$55.66	$69.20	$67.33	$63.50
Percentage of new cash rent over previously escalated rents	17.8%	6.8%	6.4%	3.9%	12.1%

Retail
Total square footage executed	17,831	22,797	125,022	16,021	10,332
Average starting cash rent psf - leases executed	$502.26	$135.49	$81.43	$128.33	$268.92
Previously escalated cash rents psf	$677.47	$137.03	$83.81	$145.48	$316.28
Percentage of new cash rent over previously escalated rents	(25.9)%	(1.1)%	(2.8)%	(11.8)%	(15.0)%

Total Office and Retail Portfolio
Total square footage executed	381,799	113,484	458,473	87,880	232,108
Average starting cash rent psf - leases executed	$95.04	$74.73	$75.61	$80.61	$80.01
Previously escalated cash rents psf	$93.69	$72.01	$72.90	$81.57	$74.75
Percentage of new cash rent over previously escalated rents	1.4%	3.8%	3.7%	(1.2)%	7.0%

Leasing commission costs per square foot	$34.18	$32.21	$21.53	$33.24	$31.62
Tenant improvement costs per square foot	85.35	104.97	33.61	59.60	86.85
Total LC and TI per square foot(2)	$119.53	$137.18	$55.14	$92.84	$118.47
Total LC and TI per square foot per year of weighted average lease term	$12.34	$11.24	$8.25	$11.48	$11.93
Occupancy(3),(4)	89.4%	88.2%	90.3%	90.0%	89.2%

Manhattan Office Portfolio
Total leases executed	17	9	18	14	18

Office - New Leases
Total square footage executed	252,344	83,397	106,311	26,430	202,499
Average starting cash rent psf - leases executed	$74.26	$58.54	$70.97	$68.56	$72.28
Previously escalated cash rents psf	$63.97	$55.27	$62.55	$67.69	$63.11
Percentage of new cash rent over previously escalated rents	16.1%	5.9%	13.5%	1.3%	14.5%

Office - Renewal Leases(1)
Current Renewals	111,624	7,290	14,542	30,907	19,277
Early Renewals	—	—	212,598	14,522	—
Total square footage executed	111,624	7,290	227,140	45,429	19,277
Average starting cash rent psf - leases executed	$69.87	$70.00	$74.88	$70.80	$59.97
Previously escalated cash rents psf	$57.47	$60.19	$72.31	$67.11	$67.51
Percentage of new cash rent over previously escalated rents	21.6%	16.3%	3.6%	5.5%	(11.2)%

Total Manhattan Office Portfolio
Total square footage executed	363,968	90,687	333,451	71,859	221,776
Average starting cash rent psf - leases executed	$72.75	$59.46	$73.63	$69.97	$71.21
Previously escalated cash rents psf	$61.75	$55.66	$69.20	$67.33	$63.50
Percentage of new cash rent over previously escalated rents	17.8%	6.8%	6.4%	3.9%	12.1%

Leasing commission costs per square foot	$30.09	$23.49	$14.38	$20.16	$28.97
Tenant improvement costs per square foot	88.96	105.06	36.36	47.79	89.60
Total LC and TI per square foot(2)	$119.05	$128.55	$50.74	$67.95	$118.57
Total LC and TI per square foot per year of weighted average lease term	$12.23	$12.30	$10.01	$10.76	$11.79
Occupancy(3),(4)	89.1%	87.9%	89.9%	90.3%	89.5%
(Table continued on next page)

Second Quarter 2026
Property Summary - Leasing Activity by Quarter - (Continued)
(unaudited)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Retail Portfolio
Total leases executed	4	2	9	2	4
Total square footage executed	17,831	22,797	125,022	16,021	10,332
Average starting cash rent psf - leases executed	$502.26	$135.49	$81.43	$128.33	$268.92
Previously escalated cash rents psf	$677.47	$137.03	$83.81	$145.48	$316.28
Percentage of new cash rent over previously escalated rents	(25.9)%	(1.1)%	(2.8)%	(11.8)%	(15.0)%

Leasing commission costs per square foot	$117.64	$66.91	$40.58	$91.92	$88.59
Tenant improvement costs per square foot	11.81	104.62	26.29	112.59	27.88
Total LC and TI per square foot(2)	$129.45	$171.53	$66.87	$204.51	$116.47
Total LC and TI per square foot per year of weighted average lease term	$14.92	$8.95	$6.09	$12.74	$16.15
Occupancy(3),(4)	92.8%	91.2%	94.4%	92.8%	91.7%

Multifamily Portfolio
Percent occupied	97.7%	96.4%	97.8%	98.6%	98.6%
Total number of units	743	743	743	743	743
Notes:
(1) Includes Early Renewals which are leases that were signed over two years prior to the lease expiration.
(2) Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they are paid.
(3) All occupancy rates exclude broadcasting and storage space.
(4) As applicable, excludes approximately 15,000 square feet of retail space under redevelopment related to the June 2025 acquisition of 86-90 North 6th Street, approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, which is under redevelopment, and approximately 22,000 square feet of retail space related to the March 2026 acquisition of 41-55 North 6th Street, which is newly constructed and currently vacant.

Second Quarter 2026
Commercial Property Detail
(unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2),(3)	Percent Leased (3),(4)	Annualized Rent (5)	Annualized Rent per Occupied Square Foot (6)	Number of Leases (7)
Office (8)
The Empire State Building	Penn Station -Times Sq. South	2,709,234	88.7%	96.7%	$174,007,507	$72.89	146
One Grand Central Place	Grand Central	1,246,427	88.9%	92.0%	74,237,071	67.14	113
501 Seventh Avenue	Penn Station -Times Sq. South	457,545	70.7%	80.9%	18,478,882	56.96	12
Broadway Campus
1400 Broadway (9)	Penn Station -Times Sq. South	917,281	92.9%	96.8%	54,310,090	63.79	17
111 West 33rd Street (9)	Penn Station -Times Sq. South	640,755	94.6%	98.9%	44,010,949	72.57	22
1359 Broadway	Penn Station -Times Sq. South	456,634	87.1%	93.4%	24,296,014	61.27	30
1350 Broadway (10)	Penn Station -Times Sq. South	384,128	97.8%	100.0%	23,004,640	61.40	52
1333 Broadway	Penn Station -Times Sq. South	297,126	89.8%	89.8%	15,781,561	59.17	11
Total Broadway Campus		2,695,924	92.7%	96.4%	161,403,254	64.67	132
Total/Weighted Average Office Properties		7,109,130	89.1%	94.8%	428,126,714	67.82	403

Retail Properties (8)
North Sixth Street Collection(11)	Williamsburg - Brooklyn	87,355	97.5%	97.5%	13,331,011	156.56	17
The Empire State Building	Penn Station -Times Sq. South	85,455	52.8%	77.6%	5,737,152	127.05	10
One Grand Central Place	Grand Central	70,780	100.0%	100.0%	8,767,891	123.88	12
1542 Third Avenue	Upper East Side	58,161	100.0%	100.0%	3,097,164	53.25	4
10 Union Square East	Union Square	58,049	88.2%	88.2%	8,145,604	159.07	8
1010 Third Avenue	Upper East Side	28,243	100.0%	100.0%	3,138,996	111.14	1
501 Seventh Avenue	Penn Station -Times Sq. South	27,213	100.0%	100.0%	1,977,246	72.66	9
77 West 55th Street	Midtown	25,388	100.0%	100.0%	2,082,394	82.02	3
561 10th Avenue	Hudson Yards	11,822	100.0%	100.0%	1,841,023	155.73	2
298 Mulberry Street	NoHo	10,365	100.0%	100.0%	1,984,904	191.50	1
345 East 94th Street	Upper East Side	3,700	100.0%	100.0%	276,126	74.63	1
Broadway Campus
112 West 34th Street (9)	Penn Station -Times Sq. South	93,057	100.0%	100.0%	26,022,498	279.64	4
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	100.0%	10,507,517	156.83	4
1359 Broadway	Penn Station -Times Sq. South	29,247	99.4%	100.0%	2,273,059	78.16	5
1350 Broadway (10)	Penn Station -Times Sq. South	19,511	100.0%	100.0%	4,148,077	212.60	6
1400 Broadway (9)	Penn Station -Times Sq. South	17,017	100.0%	100.0%	2,092,359	122.96	7
Total Broadway Campus		225,833	99.9%	100.0%	45,043,510	199.60	26
Total/Weighted Average Retail Properties		692,364	92.8%	95.9%	95,423,021	148.44	94

Portfolio Total		7,801,494	89.4%	94.9%	$523,549,735	$75.27	497
Notes:
(1) Excludes (i) 164,403 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 87,765 square feet of space attributable to the Company's Observatory, and (iii) square footage related to the Company's residential units.
(2) Based on leases signed and commenced as of June 30, 2026.
(3) Percent occupied and percent leased exclude 97,975 rentable square feet of broadcasting and storage space.
(4) Includes occupied space plus leases signed but not commenced as of June 30, 2026.
(5) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6) Represents annualized rent under leases commenced as of June 30, 2026 divided by occupied square feet.
(7) Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(8) Excludes approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, which is under redevelopment. As of June 30, 2026, the percent occupied was 70.6% and the percent leased was 80.6%, which was comprised of 68.3% occupied and 79.0% leased for office space and 100% occupied and leased for retail space.
(9) During Q2 2026, the Company purchased land underlying its 111 West 33rd Street and 1400 Broadway properties, which carried remaining ground lease terms of approximately 51 years expiring June 10, 2077, and 38 years expiring December 31, 2063, respectively, for an aggregate purchase price of $110 million.
(10) Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 24 years (expiring July 31, 2050).
(11) Excludes approximately 15,000 square feet of space related to the June 30, 2025 acquisition of 86-90 North 6th Street, which is under redevelopment. As of June 30, 2026, the percent occupied and percent leased were 0% and 49.5%, respectively. In addition, excludes approximately 22,000 square feet related to the March 2026 acquisition of 41-55 North 6th Street, which is newly constructed and currently vacant.

Second Quarter 2026
Total Portfolio Expirations and Vacates Summary
(unaudited and in square feet)

	Actual		Forecast (1)		Forecast (1)
	Three Months Ended
Total Office and Retail Portfolio (2),(3)	March 31, 2026	June 30, 2026	September 30, 2026	December 31, 2026	July to Dec. 2026	Full Year 2027
Total expirations	145,253	87,620	171,701	69,502	241,203	480,461
Less: broadcasting	—	—	(511)	—	(511)	(5,334)
Office and retail expirations	145,253	87,620	171,190	69,502	240,692	475,127

Renewals & relocations (4)	71,644	41,382	41,369	—	41,369	45,861
New leases (5)	16,893	43,198	92,444	16,321	108,765	81,464
Vacates (6)	56,716	3,040	34,414	46,003	80,417	243,972
Unknown (7)	—	—	2,963	7,178	10,141	103,830
Total Office and Retail Portfolio expirations and vacates	145,253	87,620	171,190	69,502	240,692	475,127

Office Portfolio (3)
Total expirations	139,815	87,620	160,541	69,149	229,690	469,154
Less: broadcasting	—	—	(511)	—	(511)	(5,334)
Office expirations	139,815	87,620	160,030	69,149	229,179	463,820

Renewals & relocations (4)	71,644	41,382	41,369	—	41,369	42,258
New leases (5)	11,455	43,198	86,252	16,321	102,573	81,464
Vacates (6)	56,716	3,040	29,446	46,003	75,449	236,268
Unknown (7)	—	—	2,963	6,825	9,788	103,830
Total expirations and vacates	139,815	87,620	160,030	69,149	229,179	463,820

Retail Portfolio
Retail expirations	5,438	—	11,160	353	11,513	11,307

Renewals & relocations (4)	—	—	—	—	—	3,603
New leases (5)	5,438	—	6,192	—	6,192	—
Vacates (6)	—	—	4,968	—	4,968	7,704
Unknown (7)	—	—	—	353	353	—
Total expirations and vacates	5,438	—	11,160	353	11,513	11,307
Notes:
(1) These forecasts, which are subject to change, are based on management's current expectations, including, among other things, discussions with and other information provided by tenants as well as management's analyses of past historical trends.
(2) Any lease on month-to-month or short-term will re-appear in "Actual" in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. "Forecast" avoids double counting.
(3) Includes in-place leases at 130 Mercer Street which was acquired in December 2025 and is under redevelopment.
(4) For forecasted periods, “Renewals & relocations” includes the following: tenants renew their existing leases in all or a portion of their current spaces; tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2026; and tenants who move within a building or within the Company's portfolio.
(5) For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. There may be downtime between the lease expiration and the new lease commencement.
(6) For forecasted periods, “Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option; leases that the Company decides not to renew at the end of tenants' existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.
(7) For forecasted periods, "Unknown" represents tenants whose intentions are unknown.

Second Quarter 2026
Tenant Lease Expirations
(unaudited)

Total Office and Retail Lease Expirations(1)	Number of Leases Expiring(2)	Rentable Square Feet Expiring(3)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent(4)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	532,129	6.5%	$—	—%	$—
Signed leases not commenced	21	462,248	5.6%	—	—%	—
2Q 2026(5)	6	18,802	0.2%	1,169,846	0.2%	62.22
3Q 2026	20	171,701	2.1%	10,887,063	2.0%	63.41
4Q 2026	13	69,502	0.8%	4,595,939	0.8%	66.13
Total 2026	39	260,005	3.1%	16,652,848	3.0%	64.05
1Q 2027	15	66,318	0.8%	5,421,826	1.0%	81.75
2Q 2027	12	72,225	0.9%	4,877,844	0.9%	67.54
3Q 2027	20	106,857	1.3%	6,989,420	1.3%	65.41
4Q 2027	20	235,061	2.9%	13,353,864	2.4%	56.81
Total 2027	67	480,461	5.9%	30,642,954	5.6%	63.78
2028	55	776,065	9.4%	48,688,942	8.8%	62.74
2029	65	760,361	9.2%	57,586,028	10.4%	75.74
2030	55	696,964	8.5%	53,274,528	9.6%	76.44
2031	47	267,074	3.2%	28,981,123	5.2%	108.51
2032	31	369,660	4.5%	29,852,945	5.4%	80.76
2033	40	364,210	4.4%	30,247,231	5.4%	83.05
2034	21	264,752	3.2%	27,930,067	5.0%	105.50
2035	22	439,491	5.3%	30,646,157	5.5%	69.73
2036	28	922,858	11.2%	69,414,535	12.5%	75.22
Thereafter	33	1,636,985	20.0%	132,203,817	23.6%	80.76
Total	524	8,233,263	100.0%	$556,121,175	100.0%	$76.82

Office Properties(1), (6)
Available	—	474,180	6.3%	$—	—%	$—
Signed leases not commenced	18	434,432	5.8%	—	—%	—
2Q 2026(5)	6	18,802	0.3%	1,169,846	0.3%	62.22
3Q 2026	18	160,541	2.1%	10,134,246	2.3%	63.13
4Q 2026	12	69,149	0.9%	4,595,939	1.0%	66.46
Total 2026	36	248,492	3.3%	15,900,031	3.6%	63.99
1Q 2027	13	55,298	0.7%	3,905,069	0.9%	70.62
2Q 2027	12	72,225	1.0%	4,877,844	1.1%	67.54
3Q 2027	20	106,857	1.4%	6,989,420	1.6%	65.41
4Q 2027	19	234,774	3.1%	13,296,661	3.0%	56.64
Total 2027	64	469,154	6.2%	29,068,994	6.6%	61.96
2028	51	764,655	10.2%	46,888,096	10.5%	61.32
2029	55	649,535	8.7%	44,350,069	9.9%	68.28
2030	44	666,496	8.9%	45,952,680	10.2%	68.95
2031	37	196,792	2.6%	14,529,505	3.2%	73.83
2032	24	329,164	4.4%	24,833,693	5.5%	75.44
2033	26	306,566	4.1%	19,341,424	4.3%	63.09
2034	13	224,664	3.0%	16,267,787	3.6%	72.41
2035	18	432,700	5.8%	30,113,335	6.7%	69.59
2036	19	840,815	11.2%	63,302,071	14.1%	75.29
Thereafter	19	1,439,251	19.5%	97,953,325	21.8%	68.06
Total office properties	424	7,476,896	100.0%	$448,501,010	100.0%	$68.28
(Table continued on next page)

Second Quarter 2026
Tenant Lease Expirations
(unaudited)

Retail Properties(1)	Number of Leases Expiring(2)	Rentable Square Feet Expiring(3)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent(4)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	57,949	7.7%	$—	—%	$—
Signed leases not commenced	3	27,816	3.7%	—	—%	—
2Q 2026(5)	—	—	—%	—	—%	—
3Q 2026	2	11,160	1.5%	752,817	0.7%	67.46
4Q 2026(7)	1	353	0.1%	—	—%	—
Total 2026	3	11,513	1.6%	752,817	0.7%	65.39
1Q 2027	2	11,020	1.5%	1,516,757	1.4%	137.64
2Q 2027	—	—	—%	—	—%	—
3Q 2027	—	—	—%	—	—%	—
4Q 2027	1	287	0.1%	57,203	0.1%	199.31
Total 2027	3	11,307	1.6%	1,573,960	1.5%	139.20
2028	4	11,410	1.5%	1,800,846	1.7%	157.83
2029	10	110,826	14.7%	13,235,959	12.3%	119.43
2030	11	30,468	4.0%	7,321,848	6.8%	240.31
2031	10	70,282	9.3%	14,451,618	13.4%	205.62
2032	7	40,496	5.4%	5,019,252	4.7%	123.94
2033	14	57,644	7.6%	10,905,807	10.1%	189.19
2034	8	40,088	5.3%	11,662,280	10.8%	290.92
2035	4	6,791	0.9%	532,822	0.5%	78.46
2036	9	82,043	10.8%	6,112,464	5.7%	74.50
Thereafter	14	197,734	25.9%	34,250,492	31.8%	173.21
Total retail properties	100	756,367	100.0%	$107,620,165	100.0%	$160.48
Notes:
(1) Includes in-place leases at 130 Mercer Street which was acquired in December 2025 and is under redevelopment.
(2) If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(3) Excludes (i) 164,403 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 87,765 square feet of space attributable to the Company's Observatory, and (iii) square footage related to the Company's residential units.
(4) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5) Represents leases that are included in occupancy as of June 30, 2026 and expire on June 30, 2026.
(6) Excludes (i) retail space in the Company’s office properties and (ii) the Empire State Building broadcasting licenses and Observatory operations.
(7) Includes a percentage rent lease with no annualized rent.

Second Quarter 2026
20 Largest Tenants and Portfolio Tenant Diversification by Industry
(unaudited)

20 Largest Tenants(1)		Property	Lease Expiration(2)	Weighted Average Remaining Lease Term(3)	Total Occupied Square Feet(4)	Percent of Portfolio Rentable Square Feet(5)	Annualized Rent(6)	Percent of Portfolio Annualized Rent(7)
1.	LinkedIn	Empire State Building	Jan. 2029 - Aug. 2036	9.4 years	423,544	5.21%	$33,933,828	6.10%
2.	Flagstar Bank	1400 Broadway	Aug. 2039	13.2 years	313,109	3.85%	19,845,211	3.57%
3.	Scholastic Inc.	130 Mercer	Dec. 2040	14.5 years	221,952	2.73%	18,208,375	3.27%
4.	Sephora USA, Inc.	112 West 34th Street, 130 Mercer	Jan. 2034 - Jan. 2037	9.4 years	21,834	0.27%	17,588,100	3.16%
5.	Institutional Capital Network, Inc.	One Grand Central Place	Dec. 2041	15.5 years	232,754	2.87%	17,289,504	3.11%
6.	Centric Brands Inc.	Empire State Building	Oct. 2028	2.3 years	252,929	3.11%	14,852,143	2.67%
7.	PVH Corp(8)	501 Seventh Avenue	Jun. 2026 - Oct. 2028	2.2 years	186,721	2.30%	10,813,298	1.94%
8.	Burlington Merchandising Corporation	1400 Broadway	Dec. 2042	16.5 years	170,763	2.10%	10,681,120	1.92%
9.	Macy's	111 West 33rd Street	May 2030	3.9 years	131,117	1.61%	9,774,137	1.76%
10.	Coty Inc.	Empire State Building	Jan. 2030	3.6 years	157,892	1.94%	9,695,067	1.74%
11.	Target Corporation	112 West 34th St., 10 Union Square East	Jan. 2038	11.6 years	81,340	1.00%	9,629,963	1.73%
12.	Li & Fung(9)	1359 Broadway, ESB	Oct. 2027 - Oct. 2028	2.0 years	149,061	1.84%	9,049,465	1.63%
13.	Foot Locker, Inc.	112 West 34th Street	Sep. 2031	5.3 years	34,192	0.42%	8,630,727	1.55%
14.	URBAN OUTFITTERS	1333 Broadway	Sep. 2029	3.3 years	56,730	0.70%	8,489,236	1.53%
15.	Shutterstock, Inc.	Empire State Building	Apr. 2029	2.8 years	108,937	1.34%	7,840,724	1.41%
16.	Fragomen	1400 Broadway	Feb. 2035	8.7 years	107,680	1.33%	7,186,662	1.29%
17.	HNTB Corporation(10)	Empire State Building	Jun. 2027 - Sep. 2034	7.6 years	86,211	1.06%	6,889,030	1.24%
18.	The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	3.4 years	86,492	1.06%	6,669,977	1.20%
19.	Kohl's	1400 Broadway	May 2029	2.9 years	91,775	1.13%	5,279,222	0.95%
20.	Booking Holdings Inc.	Empire State Building	Sep. 2035	9.3 years	64,563	0.79%	5,125,353	0.92%
	Total				2,979,596	36.66%	$237,471,142	42.69%

Portfolio Tenant Diversification by Industry (based on annualized rent)(1)

Finance, insurance, real estate 14.2%
Professional services 9.5%
Retail 19.4%
Technology, media and advertising 17.3%
Legal services 6.1%
Non-profit 4.1%
Arts & entertainment 0.5%
Government entity 1.0%
Broadcast 0.9%
Healthcare 1.9%
Other 5.7%
Consumer goods 19.4%

Notes:
(1) Includes in-place leases at 130 Mercer Street which was acquired in December 2025 and is under redevelopment.
(2) Expiration dates are per lease and do not assume exercise of renewal or extension options. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the lease expiration is shown as a range.
(3) Represents the weighted average lease term based on annualized rent.
(4) Based on leases signed and commenced as of June 30, 2026.
(5) Represents the percentage of rentable square feet of the Company's office and retail portfolios in the aggregate.
(6) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(7) Represents the percentage of annualized rent of the Company's office and retail portfolios in the aggregate.
(8) Includes 14,717 square feet of expiries by December 31, 2027, which has been re-leased.
(9) Includes 45,598 square feet of expiries at 1359 Broadway by December 31, 2027, of which 24,212 square feet has been re-leased.
(10) Includes 7,850 square feet of expiries by December 31, 2027, none of which has been re-leased as of June 30, 2026.

Second Quarter 2026
Incremental Cash Rent Contributing to Cash NOI, Capital Expenditures and Redevelopment Program
(unaudited and dollars in thousands)

Incremental Cash Rent Contributing to Cash NOI in the Following Years From Burn-off of Free Rent(1) and Signed Leases not Commenced

	Square	Incremental Annual	Incremental Cash Rent(2) Contributing to Cash NOI in the Following Years
Expected Cash Commencement	Feet	Cash Rent	2026	2027	2028	2029	2030
Third quarter 2026	263,708	$17,400	$7,356	$17,400	$17,400	$17,308	$16,740
Fourth quarter 2026	294,850	22,251	2,942	22,251	22,200	22,098	22,098
First quarter 2027	16,318	1,986	—	1,882	1,986	1,986	1,986
Second quarter 2027	37,486	1,997	—	1,156	1,997	1,997	2,024
Third quarter 2027	242,908	18,466	—	6,698	18,466	18,466	18,466
Fourth quarter 2027	24,346	1,413	—	356	1,413	1,413	1,413
First quarter 2028	60,594	5,754	—	—	5,451	5,754	5,754
Second quarter 2028	160,397	5,465	—	—	3,913	5,465	5,465
Fourth quarter 2028	26,625	2,210	—	—	363	2,210	2,210
	1,127,232	$76,942	$10,298	$49,743	$73,189	$76,697	$76,156

	Initial Annual	Incremental Annual	Incremental Cash Rent(2) Contributing to Cash NOI in the Following Years
2Q 2026	Cash Rent	Cash Rent	2026	2027	2028	2029	2030
Commenced leases in free rent period	$42,057	$41,636	$10,240	$40,861	$41,475	$41,391	$40,822
Signed leases not commenced	41,859	35,306	58	8,882	31,714	35,306	35,334
	$83,916	$76,942	$10,298	$49,743	$73,189	$76,697	$76,156

	Three Months Ended
Capital expenditures	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Tenant improvements - first generation	$2,503	$138	$—	$29	$39
Tenant improvements - second generation	24,720	13,159	21,406	15,979	36,890
Leasing commissions - first generation	1,666	—	1,387	—	—
Leasing commissions - second generation	11,435	3,722	8,730	3,144	7,605
Building improvements - first generation	6,449	2,507	2,556	1,094	236
Building improvements - second generation	2,676	4,765	4,704	5,571	7,868
Non-recurring capital improvements	11,015	3,102	8,499	14,495	8,934
Total	$60,464	$27,393	$47,282	$40,312	$61,572
Notes:
(1) Reflects contractual cash rent assumptions based on in-place leases and does not represent guidance or projections of future financial performance.
(2) Reflects initial annual cash rent less annual cash rent from existing tenant in the space.

Second Quarter 2026
Observatory Summary
(unaudited and dollars in thousands)

	Twelve Months to Date	Three Months Ended
Observatory NOI		June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Observatory revenue (1)	$114,004	$24,225	$18,510	$35,232	$36,037	$33,899
Observatory expenses	39,960	11,795	7,868	10,787	9,510	9,822
NOI, excluding intercompany rent (2)	$74,044	$12,430	$10,642	$24,445	$26,527	$24,077

Observatory Metrics
Number of visitors (3)		450,000	350,000	618,000	648,000	629,000
Change in visitors year-over-year		(28.5)%	(18.2)%	(13.9)%	(10.9)%	(2.9)%
Number of bad weather days ("BWD") (4)		8	15	15	6	21
Notes:
(1) Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, the fixed license fee was $970, $970, $1,904, $1,904 and $1,904, respectively.
(2) The Observatory pays a market-based rent comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation. For the three months ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, the intercompany rent expense was $14,771, $12,821, $20,295, $20,185, and $20,666, respectively.
(3) Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4) The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.

Second Quarter 2026
Debt Summary
(unaudited and dollars in thousands)

	June 30, 2026
		Weighted Average
Debt Summary	Balance	Interest Rate (1)	Maturity (Years)
Mortgage debt	$450,571	4.23%	6.2
Senior unsecured notes	1,275,000	4.86%	4.3
Unsecured term loan facilities (2)	340,000	4.54%	4.0
Unsecured revolving credit facility (3)	50,000	4.91%	2.7
Total fixed rate debt	2,115,571	4.67%	4.6
Unsecured term loan facilities (4)	—	—	—
Unsecured revolving credit facility (3)	125,000	5.13%	2.7
Total variable rate debt	125,000	5.13%	2.7
Total debt	2,240,571	4.70%	4.5
Deferred financing costs, net	(9,183)
Debt discount	(5,012)
Total	$2,226,376

Available Capacity	Facility	Outstanding at June 30, 2026	Letters of Credit	Available Capacity
Unsecured revolving credit facility (5)	$620,000	$175,000	$—	$445,000

Covenant Summary	Required	Current Quarter	In Compliance
Maximum Total Leverage (6)	< 60%	37.9%	Yes
Maximum Secured Leverage (7)	< 40%	7.9%	Yes
Minimum Fixed Charge Coverage	> 1.50x	2.6x	Yes
Minimum Unencumbered Interest Coverage	> 1.75x	3.6x	Yes
Maximum Unsecured Leverage (8)	< 60%	38.1%	Yes
Notes:
(1) These reflect the weighted average interest rates comprised of either the fixed coupon of the debt, including the effect of applicable treasury locks, the rates which are fixed under variable to fixed interest rate swap agreements, or the current variable rate of the revolving credit facility.
(2) SOFR is fixed at 2.56% for $175 million through December 31, 2026 and at 3.01% thereafter through maturity. In addition, SOFR is fixed at 3.31%, 3.23% and 3.25% for $95 million, $35 million and $35 million, respectively, through maturity.
(3) SOFR is fixed at 3.40% for $50 million through December 31, 2026.
(4) As of June 30, 2026, each of our unsecured term loan facilities is fixed under variable to fixed interest rate swap agreements.
(5) This unsecured revolving credit facility matures in March 2029, inclusive of two additional six-month extension options.
(6) Represents the ratio of total indebtedness to total asset value as determined in accordance with the credit facility agreement.
(7) Represents the ratio of secured indebtedness to total asset value as determined in accordance with the credit facility agreement.
(8) Represents the ratio of unsecured indebtedness to unencumbered asset value as determined in accordance with the credit facility agreement.

Second Quarter 2026
Debt Detail
(unaudited and dollars in thousands)

	Stated Interest Rate (%)	Principal Balance	Maturity Date	Amortization
1542 Third Avenue	4.29%	$30,000	5/1/2027	Interest only
1010 Third Avenue & 77 West 55th St.	4.01%	32,615	1/5/2028	30 years
1333 Broadway	4.21%	160,000	2/5/2033	Interest only
10 Union Square East (1)	5.33%	53,500	4/1/2036	Interest only
345 East 94th Street - Series A	70% of SOFR plus 0.95%	43,600	11/1/2030	Interest only
345 East 94th Street - Series B	SOFR plus 2.24%	5,284	11/1/2030	30 years
561 10th Avenue - Series A	70% of SOFR plus 1.07%	114,500	11/1/2033	Interest only
561 10th Avenue - Series B	SOFR plus 2.45%	11,072	11/1/2033	30 years
Total fixed rate mortgage debt		450,571

Unsecured revolving credit facility	SOFR plus 1.40%	175,000	3/8/2029	Interest only
Unsecured term loan facility	SOFR plus 1.60%	95,000	3/8/2029	Interest only
Unsecured term loan facility	SOFR plus 1.60%	245,000	1/15/2031	Interest only
Senior unsecured notes:
Senior unsecured notes due 2027 (Series B)	4.09%	125,000	3/27/2027	Interest only
Senior unsecured notes due 2028 (Series D)	4.08%	115,000	1/22/2028	Interest only
Senior unsecured notes due 2029 (Series I)	7.20%	155,000	6/17/2029	Interest only
Senior unsecured notes due 2030 (Series E)	4.26%	160,000	3/22/2030	Interest only
Senior unsecured notes due 2030 (Series C)	4.18%	125,000	3/27/2030	Interest only
Senior unsecured notes due 2031 (Series L)	5.47%	175,000	1/7/2031	Interest only
Senior unsecured notes due 2031 (Series J)	7.32%	45,000	6/17/2031	Interest only
Senior unsecured notes due 2032 (Series G)	3.61%	100,000	3/17/2032	Interest only
Senior unsecured notes due 2033 (Series F)	4.44%	175,000	3/22/2033	Interest only
Senior unsecured notes due 2034 (Series K)	7.41%	25,000	6/17/2034	Interest only
Senior unsecured notes due 2035 (Series H)	3.73%	75,000	3/17/2035	Interest only
Total / weighted average debt	4.70%	2,240,571
Deferred financing costs, net		(9,183)
Debt discount		(5,012)
Total		$2,226,376

Notes:
(1) Without the effect of the treasury locks executed in connection with the refinancing of the mortgage, the stated rate is 5.59%.

Second Quarter 2026
Debt Maturities and Ground Lease Commitment
(unaudited and dollars in thousands)

Year	Maturities (1)	Amortization	Total	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2026	$—	$2,018	$2,018	0.1%	—%
2027	155,000	4,276	159,276	7.1%	4.13%
2028	146,091	3,555	149,646	6.7%	4.06%
2029	425,000	3,890	428,890	19.1%	5.83%
2030	328,600	4,511	333,111	14.9%	4.18%
2031	465,000	3,283	468,283	20.9%	5.06%
2032	100,000	3,591	103,591	4.6%	3.61%
2033	439,007	3,249	442,256	19.8%	4.23%
2034	25,000	—	25,000	1.1%	7.41%
2035	75,000	—	75,000	3.3%	3.73%
2036	53,500	—	53,500	2.4%	5.33%
Total debt	$2,212,198	$28,373	2,240,571	100.0%	4.70%
Deferred financing costs, net			(9,183)
Debt discount			(5,012)
Total			$2,226,376

Ground Lease Commitment (2)
Year	1350 Broadway (3)
2026	$47
2027	72
2028	72
2029	72
2030	72
Thereafter	1,410
$1,745
Notes:
(1) Assumes extension options are exercised for the term loans and revolving credit facility.
(2) There are no fair value market resets, no step-ups, and no escalations in the ground lease commitment.
(3) Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 24 years.